Exhibit 10.1

McGRATH RENTCORP

EMPLOYEE STOCK OWNERSHIP PLAN

Prepared: Revised as of September 10, 2003

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11.	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES.		32
	(a)	Allocation of Employer Contributions and Forfeitures.	32
	(b)	Allocation Limitations.	34

12.	DETERMINATION OF PLAN BENEFIT VESTING AT DEATH, DISABILITY OR RETIREMENT.		37
	(a)	Normal Retirement.	37
	(b)	Disability Retirement.	37
	(c)	Deferred Retirement.	37

13.	OTHER TERMINATION OF SERVICE AND VESTING.		38
	(a)	Vesting Schedule.	38
	(b)	Vesting Upon Reemployment.	38
	(c)	Forfeitures.	39
	(d)	Cash-Out Distribution.	40

14.	DISTRIBUTION OF PLAN BENEFIT.		42
	(a)	Death, Disability or Retirement.	42
	(b)	Other Termination of Participation.	42
	(c)	Death Prior to Distribution.	42
	(d)	Valuation Date.	42
	(e)	Consent and Notice Requirements.	43
	(f)	Required Commencement of Benefit Distribution	43
	(g)	Undistributed Accounts.	44
	(h)	Optional Direct Transfer of Eligible Rollover Distributions.	45
	(i)	Lien on Distribution.	45
	(j)	Automatic Rollovers.	45

15.	HOW PLAN BENEFIT WILL BE DISTRIBUTED.		46
	(a)	Form of Distribution.	46
	(b)	Beneficiaries.	46
	(c)	Location of Participant or Beneficiary Unknown	47

16.	RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK.		48
	(a)	“Put” Option.	48
	(b)	Right of First Refusal.	48
	(c)	Other Options.	48

17.	SPECIAL PROVISIONS.		49
	(a)	Diversification of Investments.	49
	(b)	Cash Dividends.	49
	(c)	In-Service Distributions.	50

18.	ADMINISTRATION.		52
	(a)	Named Fiduciaries for Administration of Plan and for Investment and Control of Plan Assets.	52
	(b)	Investment of Plan Assets.	54
	(c)	Funding Policy.	54
	(d)	Claims Procedures.	54
	(e)	Qualified Domestic Relations Orders.	56
	(f)	General.	58

19.	AMENDMENT AND TERMINATION.		59
	(a)	Amendment.	59
	(b)	Changes in the Code.	59
	(c)	Termination, Partial Termination or Complete Discontinuance of Contributions	59
	(d)	Determination by Internal Revenue Service.	60
	(e)	Return of Employer’s Contribution.	60

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20.	MISCELLANEOUS.		61
	(a)	Participation by Affiliated Company.	61
	(b)	Limitation of Rights; Employment Relationship.	61
	(c)	Merger; Transfer of Assets.	61
	(d)	Prohibition Against Assignment.	61
	(e)	Applicable Law; Severability.	62

21.	TOP-HEAVY RULES.		63
	(a)	Purpose and Effect.	63
	(b)	Top-Heavy Plan.	63
	(c)	Key Employee.	64
	(d)	Aggregated Plans.	65
	(e)	Minimum Vesting.	65
	(f)	Minimum Employer Contribution.	66
	(g)	Coordination of Benefits.	66

22.	EXECUTION.		67

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McGRATH RENTCORP

EMPLOYEE STOCK OWNERSHIP PLAN

Section 1. NATURE OF PLAN.

(a) The purpose of this Plan is to enable participating Employees of the Company and of any participating affiliates to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. A primary purpose of the Plan is to enable Participants to acquire a proprietary interest in the Company. Consequently, Employer Contributions made to the Trust will be primarily invested in Employer Securities.

(b) This Plan, originally effective as of January 1, 1985, and amended and restated effective as of January 1, 1989, and amended from time to time, is amended and herein restated effective as of September 12, 2003. The Plan is intended to qualify as an Employee Stock Ownership Plan, as defined in Section 4975(e)(7) of the Internal Revenue Code (hereinafter referred to as the “Code”), and as a stock bonus plan under Section 401(a) of the Code. This Plan is adopted as an amendment and restatement of the Company’s existing Employee Stock Ownership Plan, originally effective as of January 1, 1985. Effective as of January 1, 2002, this Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), intended as good faith compliance with the requirements of EGTRRA. Such EGTRRA provisions, if applicable, shall be construed in accordance with EGTRRA and the guidance issued thereunder, and shall supercede those specific provisions of the Plan to the extent those provisions are inconsistent with the EGTRRA provisions.

All Trust assets acquired under this Plan as a result of Employer Contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan which is administered by the Committee for the exclusive benefit of Participants in the Plan and their Beneficiaries. It is intended that all benefits, rights and features of this Plan be uniformly available to all Participants.

Section 2. DEFINITIONS.

In this Plan, whenever the context so indicates, the singular or plural number shall each be deemed to include the other, and the capitalized words shall have the following meanings:

ACCOUNT

One of several Accounts maintained to record the interest of a Participant in the Plan.

AFFILIATED COMPANY

Any Company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, any affiliated service group which includes the Employer (as defined in Section 414(m) of the Code), and any other entity required to be aggregated with the Employer under Section 414(o) of the Code. For purposes of Code Section 415 limits, the definition of Affiliated Company shall be expanded in accordance with Code Section 415(h).

ALTERNATE PAYEE

A spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits otherwise payable to a Participant.

ANNIVERSARY DATE

The 31st day of December of each year.

ANNUAL ADDITIONS

The aggregate of amounts credited to a Participant’s Accounts each year from Employer Contributions, Forfeitures, and a Participant’s voluntary contributions (if any) under all defined contribution plans of an Employer or Affiliated Company; provided, however, that Employer Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall be excluded if no more than one-third (a) of the Employer Contribution deductible under Section 404(a)(9) of the Code for that year is allocated to the Accounts of Highly Compensated Employees. Amounts allocated after March 31, 1984 to an individual medical account (as defined in Section 415(l)(2) of the Code) which is part of a pension or annuity plan maintained by the Company shall be treated as an Annual Addition. Any amounts attributable to postretirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under any Welfare Benefit Plan (as defined in Section 419(e) of the Code) after December 31, 1985 shall be treated as an Annual Addition. A restored Forfeiture, a transfer from another qualified pension plan and a rollover contribution (if any) shall not be counted as an Annual Addition. For purposes of Code Section 415 limits, the definition of Annual Additions shall be expanded in accordance with Code Section 415(h).

BENEFICIARY

The person or persons entitled to receive any benefits under the Plan in the event of a Participant’s death.

BOARD OF DIRECTORS

The board of directors of the Company.

BREAK IN SERVICE

A Plan Year during which a Participant has not completed more than 500 Hours of Service; provided, however, that for purposes of Section 3 of the Plan, the Eligibility Computation Period will be used to measure Breaks in Service.

CODE

The Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE

Also known as the “Plan Committee”, appointed by the Board of Directors to administer the Plan, subject to such limitations as are set forth under this Plan.

COMPANY

McGrath RentCorp, a California corporation, a public company whose shares are traded on the Nasdaq system under the symbol “MGRC”.

COMPANY STOCK

Shares of any class of stock, preferred or common, voting or nonvoting, which are issued by the Company or by any affiliate of the Company, as defined in Section 407(d) of ERISA, including Employer Securities and Qualified Employer Securities.

COMPANY STOCK ACCOUNT

The Account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust.

CONTRIBUTIONS

Employer contributions which are deductible by an Employer under Section 404(a) of the Code.

COVERED COMPENSATION

The Total Compensation paid to a Participant by the Employer for each Plan Year, including any salary deferrals under Sections 401(k) and 125 of the Code, but excluding reimbursement or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, and deferred compensation except deferrals under Sections 401(k) and 125 of the Code.

However, the Covered Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Covered Compensation means compensation during the Plan Year.

DEFERRED RETIREMENT

Termination of service subsequent to attainment of the Normal Retirement Date.

DIRECT ROLLOVER

A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

DISABILITY

If a Participant terminated employment because of a total and permanent disability, the Participant will be given a Disability Retirement without regard to age or length of service, and the benefit shall be one hundred percent (100%) of the amounts in all of the Participant’s Accounts. Disability shall mean the Participant’s entitlement to Social Security disability benefits.

DISQUALIFIED PERSON

The term “Disqualified Person” shall mean a person who is a fiduciary with respect to the Plan; a person providing services to the Plan; an Employer any of whose employees are covered by the Plan; an employee organization any of whose members are covered by the Plan; an owner, directly or indirectly, of fifty percent (50%) or more of (i) the total combined voting power of all classes of voting stock or of the total value of all classes of the stock of a corporation, (ii) the capital interest or the profits interest of a partnership, or (iii) the beneficial interest of a trust or unincorporated enterprise, which is an Employer or an employee organization any of whose employees or members are covered by the Plan; a member of the family of any Disqualified Person; a corporation, partnership, trust or estate of which (or in which) fifty percent (50%) or more of (i) the combined voting power of all classes of stock entitled to vote or the total value of all classes of stock of such corporation, (ii) the capital interest or profits interest of such partnership, or (iii) the beneficial interest of such trust or estate is owned, directly or indirectly, or held by Disqualified Persons; an employee, officer, director (or any individual having powers, similar powers and responsibilities), a ten percent (10%) or more shareholder, or a highly compensated employee (earning ten percent (10%) or more of the yearly wages of an employer) of a Disqualified Person; or a ten percent (10%) or more (in capital or profits) partner or joint venturer of a Disqualified Person.

DISTRIBUTEE

Any Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

DOMESTIC RELATIONS ORDER

Any judgment, decree, or order (including approval of a property settlement agreement) which is made pursuant to a State domestic relations law and which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant.

EFFECTIVE DATE

The Effective Date of this amended and restated Plan is September 12, 2003.

ELIGIBILITY COMPUTATION PERIOD

To determine Years of Service and Breaks in Service for purposes of eligibility, the initial 12-month period shall commence on the date the Employee first performs an Hour of Service for the Company. The second 12-month period shall be the Plan Year which commences prior to the end of the initial 12-month period, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate. All subsequent computation periods will continue to be determined on the Plan Year.

ELIGIBLE RETIREMENT PLAN

An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

For purposes of distributions made after December 31, 2001, the definition of Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified Domestic Relation Order, as defined in Section 414(p) of the Code.

ELIGIBLE ROLLOVER DISTRIBUTION

Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any hardship distribution described in Section 401(k)(2)(B)(i)(IV), any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

Notwithstanding the foregoing, effective for all distributions made after December 31, 2001, for purposes of Section 14(h) of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

EMPLOYEE

A person, employed by an Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer, as well as any other person qualifying as a common law employee of an Employer. Employee shall include Leased Employees unless: (i) such Employee is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Company’s nonhighly compensated work force.

“Employee” shall not include any individual who is either (i) engaged by the Company as an independent contractor or (ii) not reflected on the payroll records of the Company as a common law employee solely on account of the reclassification of such individual by the Internal Revenue Service, a court or administrative agency as a common law employee.

EMPLOYER

McGrath RentCorp and any other affiliate of the Company, as defined in Section 407(d) of the ERISA, or any predecessor or successor corporation, which has been designated by the Company as an Employer participating in the Plan, and which has accepted such designation and has agreed to be bound by the terms of the Plan and Trust Agreement.

EMPLOYER SECURITIES

Common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market. Noncallable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into common stock which meets the above requirements, and if (as of the date of acquisition by the Plan) the conversion price is reasonable.

EMPLOYMENT COMMENCEMENT DATE

The date on which the Employee shall first perform an Hour of Service for the Employer.

ENTRY DATE

The first day of January and the first day of July of each year.

ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

FISCAL YEAR

The annual accounting period adopted by the Company for federal income tax purposes.

FORFEITURES

The portion of a Participant’s Accounts which does not become part of the Participant’s Plan Benefit. See Section 13 of the Plan.

HIGHLY COMPENSATED EMPLOYEE

The term “Highly Compensated Employee” shall mean: (a) a Highly Compensated Former Employee of the Company as well as (b) a Highly Compensated Current Employee. The term “Highly Compensated Current Employee” shall mean any Employee who:

(A)	was a five percent (5%) owner at any time during the year or the preceding year, or

(B)	for the preceding year, had Total Compensation from the Company and/or from an Affiliated Company in excess of eighty-five thousand dollars ($85,000) (indexed at such time and in such manner as the Secretary of the Treasury may provide), and was in the top-paid group of Employees (i.e., was among the top twenty percent (20%) of Employees in compensation) for such preceding year.

The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, will be made in accordance with the provisions of Section 414(q) of the Code and the regulations thereunder.

A former employee shall be treated as a “Highly Compensated Former Employee” if such employee was a Highly Compensated Employee when he separated from service or was a Highly Compensated Employee at any time after attaining age fifty-five (55).

HOUR OF SERVICE

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or any Affiliated Company during the applicable computation period.

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer or any Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence, (1) no more than 501 Hours of Service will be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which no duties are performed, will not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws; and (3) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer or an Affiliated Company regardless of whether such payment is made by or due from the Employer or an Affiliated Company directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or an Affiliated Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company.

(d) The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with U.S. Department of Labor Regulations Section 2530.200b-2 (b) and (c). There shall be no duplication of Hours of Service under any of the foregoing provisions.

(e) In the case of a salaried Employee who is not paid on an hourly basis, Hours of Service shall be based on any available records which accurately reflect the actual number of hours worked by such Employee. If such records do not exist, such Employee shall be credited with Hours of Service on the basis of 45 hours for each week for which the Employee would be credited with at least one Hour of Service.

(f) For purposes of determining whether a Participant has incurred a one-year Break in Service, a Participant will be credited with Hours of Service for (i) a leave of absence covered by the Family and Medical Leave Act of 1993, effective as of August 5, 1993, or (ii) certain periods of absence from work by reason of the Participant’s pregnancy, the birth of a Participant’s child, the adoption of a Participant’s child, or caring for a Participant’s child during the period immediately following the birth or adoption of such child. If the Participant’s normal work hours are known, such Participant will be credited with the number of hours that normally would have been credited for such absence. If the Participant’s normal work hours are not known, such Participant will be credited with eight Hours of Service for each normal workday during such absence. Not more than 501 Hours of Service shall be credited for such purposes in the Plan Year in which such absence commences if the Participant would otherwise incur a Break in Service in such Plan Year; otherwise, such Hours of Service shall be credited in the following Plan Year if such absence continues in such Plan Year.

LEASED EMPLOYEE

Any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person (“leasing organization”) has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

LIMITATION YEAR

For purposes of the limitations imposed by Section 415 of the Code, the Limitation Year shall be the Plan Year.

NORMAL RETIREMENT

Termination of service upon attainment of the Normal Retirement Date.

NORMAL RETIREMENT DATE

The date on which a Participant attains age sixty-five (65) or the fifth (5th) anniversary of the date the Participant commenced participation in this Plan, whichever is later.

OTHER INVESTMENTS ACCOUNT

The Account of a Participant which is credited with a share of the net income (or loss) of the Trust and Employer Contributions and Forfeitures in other than Company Stock and which is debited with payments made to pay for Company Stock.

PARTICIPANT

Any Employee who is participating in this Plan as defined in Section 3 of the Plan or former Employee for whom an Account is maintained. A Participant ceases to be a Participant when such Participant’s Account is closed after all amounts have been distributed or Forfeited.

PLAN

The McGrath RentCorp Employee Stock Ownership Plan, which includes the Plan and Trust Agreement.

PLAN BENEFIT

The vested amount, as defined in Sections 12 and 13 of the Plan, of a Participant’s Accounts.

PLAN YEAR

The twelve (12) month period ending on each Anniversary Date.

QUALIFIED ELECTION PERIOD

The six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a Qualified Participant.

QUALIFIED EMPLOYER SECURITIES

Employer Securities which are issued by a domestic C corporation that has no securities outstanding that are readily tradable on an established securities market, have been held for at least three (3) years by the seller and were not received by the seller in a distribution from a plan qualified under Section 401(a) or in a transfer pursuant to an option or other right to acquire stock under Section 83, 422, 422A, 423 or 424 of the Code.

QUALIFIED PARTICIPANT

Any Participant who has attained age fifty-five (55) and has completed ten (10) years of participation under the Plan.

QUALIFIED REPLACEMENT PROPERTY

Any stock, bond, debenture, note, or other evidence of indebtedness issued by a domestic corporation (other than the Employer corporation or any corporation which is a member of a parent-subsidiary controlled group which includes the Employer corporation) which does not, for the taxable year preceding the taxable year in which such security is purchased, have passive investment income exceeding twenty-five percent (25%) of the gross receipts of such corporation for such year.

RETIREMENT

Termination of service due to Normal Retirement, Deferred Retirement or Disability.

SECURITIES ACQUISITION LOAN

A loan which is used to purchase Employer Securities and which meets the requirements of paragraphs 1 and 2 of Section 6(c) of the Plan, interpreted in accordance with the regulations of the Department of Labor for loans deemed to be “securities acquisition loans” for purposes of ERISA.

STOCK BONUS PLAN

The portion of the Plan which is designed to qualify as such and is subject to the rules pertaining to a stock bonus plan under Section 401(a) of the Code.

SUSPENSE ACCOUNT

The Suspense Account maintained by the Trust to which shall be credited all shares of Employer Securities purchased with the proceeds of a Securities Acquisition Loan.

TOTAL COMPENSATION

For purposes of Section 415 of the Code and the Top Heavy provisions in Section 21 of this Plan,

(a) The term “Total Compensation” includes:

(1) The Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the regulations under Section 62 of the Code).

Total Compensation also includes Code Section 132(f) elective reductions, elective deferrals to Section 401(k) plans and similar arrangements (for example, Employer contributions under a salary reduction arrangement to purchase a Code Section 403(b) annuity), elective contributions to Code Section 457 nonqualified deferred compensation plans and salary reductions made to a cafeteria plan.

(2) In the case of an Employee who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Employee’s earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder).

(3) Amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee.

(4) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code.

(5) The value of a nonqualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted.

(6) The amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code.

(7) For purposes of subdivisions (1) and (2) of this subparagraph, foreign earned income (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code. Compensation described in subdivision (1) of this subparagraph is to be determined without regard to the exclusions from gross income in Sections 931 and 933 of the Code. Similar principles are to be applied with respect to income subject to Sections 931 and 933 of the Code in determining compensation described in subdivision (2) of this subparagraph.

(b) The term “Total Compensation” does not include items such as:

(1) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) are not considered as compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded nonqualified plan may be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

(2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (under Section 83 of the Code).

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(4) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer (not under a salary deferral agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (only if the contributions are excludable from the gross income of the Employee).

TRUST

The Trust created by the Trust Agreement entered into between the Company and the Trustee.

TRUST AGREEMENT

The agreement between the Company and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

TRUSTEE

The Trustee (or Trustees) designated by the Company’s Board of Directors (and any successor Trustee). The Board of Directors may provide that any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service as both Trustee and Committee member).

UNITS

A Participant shall be granted one (1) Unit for each one thousand dollars ($1,000) of Covered Compensation and two (2) Units for each Year of Service. Notwithstanding the foregoing, Highly Compensated Employees shall not receive Unit credits for any Years of Service.

VALUATION DATE

The Anniversary Date coinciding with or immediately preceding the date of actual distribution of Plan Benefits. For purposes of the top heavy provisions of this Plan, the Valuation Date is the most recent Anniversary Date within a twelve-month period ending on a Determination Date (as defined in Section 21).

YEAR OF SERVICE

For purposes of eligibility, a twelve (12) month period beginning on an Employee’s Employment Commencement Date during which an Employee is credited with not less than 1,000 Hours of Service.

For purposes of vesting under Section 13, all Plan Years beginning on or after the Effective Date during which an Employee has completed 1,000 or more Hours of Service, including any Plan Year during which such Participant has completed 1,000 or more Hours of Service but has not yet become eligible to participate in the Plan.

In addition, for vesting purposes, a Participant, upon attaining age twenty-one (21), will be credited with all Years of Service with the Company between the ages of eighteen (18) and twenty-one (21) after the original Effective Date of the Plan.

Years of Service also include, for purposes of vesting, all Years of Service recognized under the Company’s existing Employee Stock Ownership Plan, prior to the Effective Date of this restated Plan.

Solely for purposes of allocations based on Units (in accordance with Section 11 of the Plan), a Year of Service shall include all years of employment with the Employer prior to the Effective Date in which the Employee completed 1,000 or more Hours of Service within a Company fiscal year.

Notwithstanding the foregoing, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 3. ELIGIBILITY.

Each Employee shall become eligible to participate in the Plan from and after the Entry Date coinciding with or next following the date on which the Employee has completed a Year of Service, measured during the Eligibility Computation Period, provided the Employee has attained age twenty-one (21).

All Employees who were eligible to participate in the Company’s existing Employee Stock Ownership Plan on the adoption date of this restated Plan are automatically eligible to participate in this Plan as of the Effective Date.

Upon the Employee so becoming eligible, participation shall be based on the total Covered Compensation paid to the Employee from and after said Entry Date. If an Employee who has met the eligibility requirements leaves the service of the Employer and returns to service after the Entry Date without incurring a one-year Break in Service, the Employee shall continue to be eligible to participate in the Plan immediately upon returning to service.

An Employee whose terms of employment with the Employer are covered by a collective bargaining agreement shall not be eligible to participate in the Plan. Notwithstanding the foregoing, in the event any such Employees cease to be subject to the collective bargaining agreement, Years of Service for purposes of eligibility and vesting shall include years during which an Employee is covered by a collective bargaining agreement after the original Effective Date of the Plan.

An Employee who is a Leased Employee shall not be eligible to participate in this Plan. Notwithstanding the foregoing, in the event an Employee ceases to be a Leased Employee, Years of Service for purposes of eligibility and vesting shall include all Years of Service with the Employer after the original Effective Date of the Plan.

Nonresident aliens who do not receive any earned income (as defined in Code § 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code § 861(a)(3)) are not eligible to participate in the Plan. Notwithstanding the foregoing, in the event an Employee ceases to be a nonresident alien, Years of Service for purposes of eligibility and vesting shall include all Years of Service with the Employer after the original Effective Date of the Plan.

Section 4. PARTICIPATION IN ALLOCATION OF BENEFITS.

(a) Participation.

Except in the case of death, Disability or Retirement, a Participant will share in the allocation of Employer Contributions and Forfeitures only if the Participant is still employed on the last day of the Plan Year and has accumulated 1,000 or more Hours of Service during the Plan Year. Except in the case of death, Disability or Retirement, a Participant who accumulates less than 1,000 Hours of Service during a Plan Year will not share in the allocation of Employer Contributions and Forfeitures under Section 11 for such Plan Year, will not be given a Year of Service for purposes of vesting under Section 13, and shall become an inactive Participant for that Plan Year.

A Participant reemployed following a Break in Service shall again resume participation in the Plan as of the date of reemployment for purposes of vesting under Section 13 and for purposes of participating in Employer Contributions and Forfeitures under Section 11 (subject to the requirements of this Section 4 and Section 13 of the Plan). However, if the Participant is reemployed after a Break in Service and has no vested rights under the Plan and the number of consecutive one-year Breaks in Service equals or exceeds five (5) years or the number of aggregate years of prebreak service, whichever is greater, the Participant shall be treated as a new Employee for purposes of participation.

(b) Leave of Absence.

A Participant’s employment is not considered terminated for purposes of the Plan if the Participant has been on leave of absence with the consent of the Company, provided that the Participant returns to the employ of the Company within thirty (30) days after the leave (or within such longer period as may be prescribed by law). Leave of absence shall mean a leave granted by the Company, in accordance with rules uniformly applied to all Participants, for reasons of health or public service or for reasons determined by the Company to be in its best interests. Solely for purposes of preventing a Break in Service, a Participant on such leave of absence shall be credited with eight (8) Hours of Service for each business day of the leave. A Participant who does not return to the employ of the Company within the prescribed time following the end of the leave of absence shall be deemed to have terminated employment as of the date when the leave began, unless such failure to return was the result of death, Disability or Retirement.

(c) Omission of Eligible Employee.

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted, and discovery of such omission is not made until after a Contribution by the Employer for the Plan Year has been made, the Employer shall make a subsequent Contribution with respect to the omitted Employee in the amount in which the Company would have contributed if he or she had not been omitted. Such Contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under the applicable provisions of the Code.

(d) Inclusion of Ineligible Employee.

If, in any Plan Year, any Employee who should not have been included as a Participant in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a Contribution by the Company for the year has been made, the Company shall not be entitled to recover the Contribution made with respect to the ineligible Employee regardless of whether a deduction is allowable with respect to such Contribution. In such event, the amount contributed with respect to the ineligible Employee shall constitute a Forfeiture for the Plan Year in which the discovery is made.

(e) Suspended Participation.

A Participant who ceases to be an eligible Employee as described in Section 3 of the Plan, shall become a suspended Participant. During the period of suspension, no amounts shall be credited to the Participant’s Accounts which are based on the Participant’s Covered Compensation from and after the date of suspension. However, amounts previously credited to a Participant’s Accounts shall continue to vest and the Participant shall be entitled to benefits in accordance with the provisions of Section 14(g) of this Plan throughout the period during which the Participant is on suspended status.

(f) Inactive Participation.

A Participant who has more than 500 Hours of Service but less than 1,000 Hours of Service in any Plan Year shall be an inactive Participant for that Plan Year. No amounts shall be credited to such Participant’s Accounts which are based on the Participant’s Covered Compensation for that Plan Year unless the Participant terminates employment due to death, Disability or Retirement.

(g) Uniformed Services Participants.

Notwithstanding the foregoing, participation in the allocation of Employer Contributions and Forfeitures with respect to a Participant’s qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 5. EMPLOYER CONTRIBUTIONS.

(a) Amount of Contribution.

Employer Contributions shall be made to the Trust in such amounts as may be determined by the Company’s Board of Directors, provided that such Contributions shall not exceed the maximum amounts deductible under Sections 404(a)(3) and 404(a)(9) of the Code. Notwithstanding the foregoing, Employer Contributions may not be made in amounts which would permit the limitation described in Section 11(b) to be exceeded.

(b) Time for Making Contribution.

Employer Contributions for each year must be established by resolution of the Company’s Board of Directors and paid to the Trust not later than the due date for filing the Company’s federal income tax return for that year, including extensions of such date.

(c) Form of Contribution.

Employer Contributions may be paid in cash, shares of Company Stock or other property as the Company’s Board of Directors may from time to time determine.

Section 6. INVESTMENT OF TRUST ASSETS.

(a) Authorized Investments.

Employer Contributions in cash received by the Trust will be applied to pay any outstanding obligations of the Trust incurred for the purchase of Employer Securities, or may be applied to purchase additional shares of Company Stock from current shareholders, treasury shares, or newly issued shares from the Company. Shares of Company Stock and other property will be valued at their then fair market value. In the case of a security for which there is a generally recognized market, fair market value shall be the price of the security prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934, or which has been listed for more than one month on an electronic quotation system administered by a national securities association registered under such Act. If the security is not so traded on a national securities exchange or so listed on such an electronic quotation system, fair market value shall be a price not less favorable to the Plan than the offering price for the security as established by the current bid and asked prices quoted by persons independent of the issuer and a party in interest.

(b) Investment Duties.

All investments will be made by the Trustee in accordance with the provisions of the Trust. All purchases of Company Stock shall be made at no more than fair market value, as determined by the Trustee. In the case of a purchase from a Disqualified Person, all purchases of Company Stock shall be made at a price which does not exceed the fair market value of such shares as of the date of the transaction.

(c) Plan Loans.

(1) The Trustee may, as directed by the Company, incur Plan loans from time to time to carry out the purposes of the Trust, provided that the loan is a Securities Acquisition Loan, and the terms of the loan comply with the following requirements: Any such loan shall be for a specified term, shall bear a reasonable rate of interest, and may only be secured by a collateral pledge of the Employer Securities so acquired. Any such loan shall be primarily for the benefit of Plan Participants and their Beneficiaries. No other Trust assets may be pledged as collateral by the Trustee, and no lender shall have recourse against Trust assets other than any shares of Employer Securities remaining subject to pledge. Any pledge of Employer Securities must provide for the release of shares so pledged pursuant to either the “General Rule” or the “Special Rule” set forth in Section 7. Shares of Employer Securities released from the Suspense Account shall be allocated to Participants’ accounts in shares of stock or other nonmonetary units. Repayments of principal and interest on any Securities Acquisition Loan shall be made by the Trustee only from Employer Contributions in cash to the Trust, from any cash dividends received by the Trust on such Employer Securities or from any earnings attributable to the investment of Employer Contributions made to the Trust in cash to meet its obligations under the loan. Such Contributions, dividends and earnings shall be accounted for separately in the books of accounts of the Plan until the Securities Acquisition Loan is repaid. The proceeds of a Securities Acquisition Loan may be used only to acquire Employer Securities, to repay such loan or to repay a prior Securities Acquisition Loan. The Plan may not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder. The protections and rights described in Section 16 are nonterminable. Should this Plan cease to be an Employee Stock Ownership Plan, or should the Securities Acquisition Loan be repaid, all Employer Securities will continue to be subject to the provisions of Section 16. If securities acquired with the proceeds of a Securities Acquisition Loan available for distribution consist of more than one class, a Distributee must receive substantially the same portion of each such class.

(2) In the event of default upon a Securities Acquisition Loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a Disqualified Person, a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

(d) Nonrecognition of Gain.

(1) There shall be no recognition of gain upon a sale of Employer Securities to the Plan if (i) the seller has held such Securities for at least three (3) years, (ii) after the purchase the Plan owns at least thirty percent (30%) of each class of outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), or thirty percent (30%) of the total value of all outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) the seller purchases Qualified Replacement Property within three (3) months prior to the sale or within twelve (12) months after the sale, (iv) on or before the time (including extension) for filing an income tax return, the seller files with the IRS a written statement verified by the Company, regarding the terms of the sale, and (v) the Plan complies with the allocation requirements set forth in Section 11(b)(5).

(2) If, during the three-year period after the Plan acquires Qualified Employer Securities in a transaction in which gain is not recognized, the Plan disposes of part or all of such Qualified Employer Securities, the Company shall be liable for a tax equal to ten percent (10%) of the amount realized upon the disposition, unless such disposition is necessary to meet the diversification requirements of Section 17(a) of the Plan, or unless such disposition is made to a Participant (or the Participant’s Beneficiary) by reason of death, Disability, Retirement after age fifty-nine and one-half (59½), or a separation from service which results in a one-year Break in Service.

Section 7. ALLOCATIONS TO ACCOUNTS.

(a) Individual Accounts.

The Committee shall establish and maintain individual Accounts for each Participant in the Plan. Individual Accounts shall also be maintained for all former Participants who still have an interest in the Plan. Except as provided in Section 17(a), such individual Accounts shall not require a segregation of the Trust assets and no Participant, former Participant or Beneficiary shall acquire any right to or interest in any specific asset of the Trust as a result of the allocation provided for in the Plan.

(b) Company Stock Account.

(1) The Company Stock Account of each Participant will be credited as of each Anniversary Date with the Participant’s allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by the Company, with Forfeitures of Company Stock and with stock dividends on Company Stock held in the Participant’s Company Stock Account.

A Participant shall have one Company Stock Account for Employer Securities acquired by the Trust prior to January 1, 1987 and one Company Stock Account for Employer Securities acquired by the Trust after December 31, 1986.

Employer Securities acquired by the Trust with the proceeds of a Securities Acquisition Loan shall be credited to a Suspense Account. For each Plan Year during the duration of the loan, the number of shares of Employer Securities to be released from said Suspense Account and allocated to the Company Stock Accounts of Participants shall be determined pursuant to either the “General Rule” or the “Special Rule” described below as selected by the Committee for each Securities Acquisition Loan. Once the Committee has selected either the General Rule or the Special Rule, that Rule shall be used exclusively for the allocation of shares of Employer Securities purchased with the proceeds of a particular Securities Acquisition Loan.

(A) General Rule: For each Plan Year during the duration of the loan, the Committee shall withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

(i) The numerator of which is the amount of principal and interest paid for the Plan Year; and

(ii) The denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years.

(B) Special Rule:

(i) For each Plan Year, the Committee shall withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

(aa) The numerator of which is the amount of principal paid for the Plan Year; and

(bb) The denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years.

(ii) The Committee may select the Special Rule only if:

(aa) The Securities Acquisition Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(bb) The interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

(cc) By reason of a renewal, extension or refinancing, the sum of the expired duration of the original loan, any renewal period, any extension period and the duration of any new loan does not exceed 10 years.

(C) In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

(i) The number of future years under the Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;

(ii) If the Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

(iii) If the Employer Securities allocated to the Suspense Account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the Suspense Account must be determined by applying the applicable fraction provided for above to each such class.

(2) Allocations of Company Stock shall be reflected separately for each class of such stock, and the Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant’s Company Stock Account.

(c) Other Investments Account.

The Other Investments Account of each Participant will be credited (or debited) as of each Anniversary Date with the Participant’s share of the net income (or loss) of the Trust, with cash dividends on Company Stock not distributed to Participants or used to pay a Securities Acquisition Loan and with Employer Contributions and Forfeitures in other than Company Stock. The Other Investments Account of each Participant will be credited (or debited) as of each Anniversary Date with the Participant’s share of the unrealized appreciation (or depreciation) in the value of Trust assets other than Company Stock. It will be debited for any payments for purchases of Company Stock or for repayment of debt (including principal and interest) incurred for the purchase of Employer Securities.

Section 8. EXPENSES OF THE PLAN AND TRUST.

Normal brokerage charges which are included in the cost of securities purchased (or charged to proceeds in the case of sales) shall be paid by the Trust. The Company shall pay all expenses in connection with the design, establishment, or termination of the Plan, as well as the Trustee’s fees. Subject to Section 2.06 of the Trust Agreement, the Trust shall pay all costs of administering the Plan and Trust, unless such expenses are paid by the Company (within 60 days after receipt of an invoice therefore).

Section 9. VOTING COMPANY STOCK.

For so long as the Company has a “registration-type class of securities”, as such phrase is defined at Section 409(e)(4) of the Code, each Participant shall be entitled to direct the Trustee as to the voting of any Company Stock credited to such Participant’s Company Stock Account with respect to any issue on which the Company shareholders holding like securities are entitled to vote (as more fully set forth in the Trust Agreement). The Trustee shall vote in its sole discretion any unallocated Company Stock held by the Trust and any shares of Company Stock which are credited to the Company Stock Account of a Participant with respect to which no voting instructions are received, pursuant to Section 2.04(i) of the Trust Agreement.

Section 10. DISCLOSURE TO PARTICIPANTS.

(a) Summary Plan Description.

The Committee shall furnish each Participant (and each Beneficiary receiving benefits under the Plan) with a summary plan description in such form and at such times as required by Sections 102(a)(1) and 104(b)(1) of ERISA and the Department of Labor Regulations thereunder. Such summary plan description shall be updated from time to time as required under ERISA and the Department of Labor regulations thereunder.

(b) Summary Annual Report.

The Committee shall furnish each Participant (and each Beneficiary receiving benefits under the Plan) with a summary annual report of the Plan in such form and at such times as required by Section 104(b)(3) of ERISA and the Department of Labor Regulations thereunder.

(c) Annual Statement.

As soon as possible after each Anniversary Date, Participants will receive a written statement of their Accounts showing as of that Anniversary Date:

(1) The balance in each of their Accounts as of the preceding Anniversary Date.

(2) The amount of Employer Contributions and Forfeitures allocated to their Accounts for the year.

(3) The adjustments to their Accounts to reflect their share of dividends and the income and expenses of the Trust for the year.

(4) The new balances in each of their Accounts, including the number of shares of Company Stock.

(5) The vested percentage of their Plan Benefit.

Upon the discovery of any error or miscalculation in an Account, the Committee shall correct the same insofar as correction is feasible and preserves all vested and accrued benefits as correctly determined in accordance with the Plan, all as determined by the Committee in its complete discretion. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall, by itself, vest any right or title in any part of the Trust fund.

(d) Notice of Rollover Treatment.

The Committee shall, when making any distribution which qualifies as a qualifying rollover distribution under Section 402(c) or Section 401(a)(31) of the Code, provide a written notice to the recipient which explains the provisions of Sections 402(c) and 401(a)(31) under which such distribution will not be subject to current tax if transferred to an Eligible Retirement Plan. In the case of a distribution under Section 402(c), such notice shall be given not less than thirty (30) days nor more than ninety (90) days before the distribution date. If the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)11(c) of the Income Tax Regulations is given, provided that:

(1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

(e) Additional Disclosure.

The Committee shall make available for examination by any Participant (or Beneficiary) copies of the summary plan description, the Plan, the Trust Agreement and the latest annual report of the Plan filed with the Department of Labor. Upon written request of any Participant (or Beneficiary), the Committee shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

Section 11. ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES.

(a) Allocation of Employer Contributions and Forfeitures.

The allocation will be made as follows:

(1) Employer Contributions.

Employer Contributions will be allocated as of each Anniversary Date among the Accounts of Participants who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant’s Units bear to the total Units of all such Participants for that year. Shares of Employer Securities released from the Suspense Account (as provided in Section 7(b)) by reason of the payment of interest and principal on a Securities Acquisition Loan shall be allocated as of each Anniversary Date among the Accounts of Participants in the Plan who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant’s Units bear to the total Units of all such Participants for that year.

(2) Forfeitures.

Forfeitures shall be allocated in the same manner as Employer Contributions are allocated.

(3) Net Income (or Loss) of the Trust.

The net income (or loss) of the Trust will be determined annually as of each Anniversary Date. Any stock dividends on shares of Company Stock held by the Trust shall be allocated to each Participant’s Company Stock Account in the ratio in which the cumulative number of shares allocated to the Participant’s Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date. Trust income attributable to any cash dividends paid on allocated shares of Company Stock and not used to make payments on a Securities Acquisition Loan shall be allocated to each Participant’s Other Investments Account in the ratio in which the cumulative number of shares allocated to the Participant’s Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date.

Trust income attributable to any cash dividends paid on unallocated shares of Company Stock and not used to make payments on a Securities Acquisition Loan shall be allocated to each Participant’s Other Investments Account in accordance with Subsection 11(a)(1). Trust income attributable to any cash dividends paid on unallocated shares of Company Stock and used to make payments on a Securities Acquisition Loan shall release shares of Employer Securities from the Suspense Account (as provided in Section 7(b)), which shall be allocated in accordance with Subsection 11(a)(1). Trust income attributable to any cash dividends paid on allocated shares of Company Stock and used to make payments on a Securities Acquisition Loan shall release shares of Employer Securities from the Suspense Account (as provided in Section 7(b)), which shall be allocated to each Participant’s Company Stock Account in the ratio in which the cumulative number of shares allocated to the Participant’s Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date.

Trust income attributable to any gain from the sale of unallocated shares of Employer Securities shall be allocated to each Participant’s Other Investments Account in the proportion that each such Participant’s Units for the Plan Year bears to the total Units of all such Participants for that Plan Year. All other net income (or loss) will be allocated to each Participant’s Other Investments Account in the ratio in which the balance of the Participant’s Other Investments Account on the preceding Anniversary Date bears to the sum of the balances of the Other Investments Accounts of all Participants on that date. For this purpose, Account balances shall be reduced by amounts distributed to Participants during the Plan Year.

The net income (or loss) includes the increases (or decreases) in the fair market value of assets of the Trust, interest, dividends, other income and expenses attributable to assets in the Other Investments Accounts since the preceding Anniversary Date. Net income (or loss) does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust or on any loan obtained by the Trust to purchase Company Stock. Notwithstanding the foregoing, no income (or loss) shall be allocated to a terminated Participant’s Account for the Plan Year in which the Participant receives final distribution of the Plan Benefit.

(b) Allocation Limitations.

(1) For Limitation Years beginning after December 31, 2001, except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(A) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(B) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The compensation limit referred to in (ii) shall not apply to any Contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an Annual Addition.

A Participant’s allocable share of Employer Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall not be included as an Annual Addition, provided that no more than one-third (a) of the Employer Contribution for that year is allocated to the Accounts of Highly Compensated Employees.

The Annual Additions under Section 11(b) with respect to Employer Securities released from the Suspense Account (by reason of Employer Contributions used for payments on a Securities Acquisition Loan) and allocated to Participants’ Company Stock Accounts shall be based upon the lesser of (A) the amount of such Employer Contributions, or (B) the fair market value of such Employer Securities (determined by an

Independent Appraiser) as of the Allocation Date. Annual Additions shall not include any allocation attributable to proceeds from the sale of Employer Securities by the Trust or to appreciation (realized or unrealized) in the fair market value of Company Stock.

(2) If an Employer is contributing to another defined contribution plan, as defined in Section 414(i) of the Code, for Employees of the Company or any Affiliated Company, some or all of whom may be Participants in this Plan, then any such Participant’s Annual Additions in such other plan shall be aggregated with the Participant’s Annual Additions derived from this Plan for purposes of the limitation in Paragraph (1) of this Subsection.

(3) RESERVED.

(4) If Company Stock is purchased from a shareholder of the Company and if such shareholder is also a Participant in this Plan, then notwithstanding anything to the contrary contained in this Plan, the total Account balances of such Participant’s Accounts other than the Participant’s Segregated Investments Account, combined with the total Account balances of the Accounts of such Participant’s spouse, parents, grandparents, children, and grandchildren under the Plan, shall not exceed twenty percent (20%) of the total of all Account balances under the Plan. However, if the total Account balances of such Participant’s Accounts exceed twenty percent (20%) of the total of all Account balances, then the amounts in excess of said twenty percent (20%) shall be credited to that Participant’s Segregated Investments Account and invested in investments other than Company Stock.

(5) In the case of a sale in which a seller elects nonrecognition of gain under Section 1042 of the Code, no portion of such Qualified Employer Securities may be allocated to the Account of (i) the seller (or the seller’s family) during the nonallocation period or (ii) any other person who owns (after application of the family attribution rules) more than twenty-five percent (25%) of any class of outstanding Company Stock, or more than twenty-five percent (25%) of the total value of any class of outstanding Company Stock, at any time during the one-year period preceding the purchase of such Qualified Employer Securities by the Plan, or on any subsequent date when such Qualified Employer Securities are allocated to Participants in the Plan. For purposes of this Paragraph, the seller’s family shall include the seller’s spouse, ancestors, lineal descendants, and brothers and sisters. Notwithstanding the foregoing, lineal descendants of a seller shall be permitted to share in the allocation of Qualified Employer Securities, provided that the aggregate amount of such stock allocated for the benefit of all such lineal descendants does not exceed more than five percent (5%) of such stock purchased from the seller. For purposes of this Paragraph (5), a person shall be considered to be a more than twenty-five percent (25%) shareholder if the amount of Company Stock which such person owns (whether outright or as a Plan Participant), together with the amount of Company Stock owned by such person’s spouse, children, grandchildren and parents (whether outright or as Plan Participants), exceeds twenty-five percent (25%) of any class of outstanding Company Stock or twenty-five percent (25%) of the total value of any class of outstanding Company Stock. For purposes of this Paragraph (5), the “nonallocation period” means the period beginning on the date of the sale and ending on the later of (i) the date which is ten (10) years after the date of sale, or (ii) the date of the Plan allocation attributable to the final payment of the Securities Acquisition Loan.

(6) If, due to forfeitures, reasonable error in estimating compensation, or other limited facts and circumstances as determined by the Commissioner, the Account balances or the Annual Additions to a Participant’s Accounts would exceed the limitation described in Paragraphs (1), (2) or (3) of this Subsection, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other plan described in Paragraphs (2) or (3) shall be reduced until the applicable limitation is satisfied.

(7) The reduction shall be treated the same as Forfeitures and shall be allocated in accordance with Section 11(a)(2) of the Plan to the Accounts of Participants who are not affected by this limitation.

(8) If any amount cannot be reallocated under the foregoing provision, such amount shall be deposited in a suspense account and allocated to the maximum extent possible under Section 11(a)(2) of the Plan in succeeding years, provided that (i) no Employer Contributions are made until Section 415 of the Code will permit their allocation, (ii) no investment gains or losses are allocated to such suspense account, and (iii) the amounts in such suspense account are allocated at the earliest possible date.

(9) Notwithstanding the preceding provisions of this Section 11, if the allocation provided above for a Plan Year would result in an allocation to Highly Compensated Employees of more than one-third of the Contributions which are deductible under Code Section 404(a)(9) for the Plan Year, the allocation of amounts to all Highly Compensated Employees shall be reduced in proportion to their respective Covered Compensation for the Plan Year, and the allocation to Participants other than Highly Compensated Employees shall be increased in proportion to their respective Covered Compensation for the Plan Year, by such amount that will result in the final allocation to the Highly Compensated Employees of Contributions which are deductible under Code Section 404(a)(9) being equal to one-third of the total allocation of such Employer Contributions to all persons eligible to share in the allocations for said Plan Year.

Section 12. DETERMINATION OF PLAN BENEFIT VESTING AT DEATH, DISABILITY OR RETIREMENT.

A Participant who, while employed with the Company, dies or attains any of the following Retirement dates will be one hundred percent (100%) vested.

(a) Normal Retirement.

A Participant’s Normal Retirement Date is the later of such Participant’s attainment of age sixty-five (65) or the fifth (5th) anniversary of the year in which the Participant commenced participation in this Plan.

(b) Disability Retirement.

If a Participant terminated employment because of a Disability, such Participant will be given a Disability Retirement without regard to age or length of service, and the termination benefit shall be one hundred percent (100%) of the amounts in all of such Participant’s Accounts. Disability shall mean the Participant’s entitlement to Social Security disability benefits.

(c) Deferred Retirement.

If a Participant continues in the service of the Employer beyond the Normal Retirement Date, such Participant shall continue to participate in the Plan during any period of employment following the Normal Retirement Date.

Any amount credited to a Participant’s Accounts with respect to the Employer’s Contribution for the Plan Year in which such Participant dies, becomes Disabled or attains any of the above Retirement dates shall also be completely vested at the time of such contribution.

Section 13. OTHER TERMINATION OF SERVICE AND VESTING.

(a) Vesting Schedule.

The vesting of a Participant’s Plan Benefit will be based upon Years of Service, as defined in Section 2, in accordance with the following vesting schedule:

Years of Service	Percentage of Accounts Vested
Less than Three Years	0
Three Years	20
Four Years	40
Five Years	60
Six Years	80
Seven or more Years	100

The computation of a Participant’s nonforfeitable percentage of the Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1) the adoption date of the amendment,

(2) the effective date of the amendment, or

(3) the date the Participant receives written notice of the amendment from the Employer or Committee.

(b) Vesting Upon Reemployment.

If a Participant is reemployed by the Company following a Break in Service, such Participant’s Accounts shall be vested as follows:

(1) Vesting of Prior Account Balances.

If a Participant has had five consecutive one-year Breaks in Service, Years of Service after such five-year period will not be taken into account for purposes of determining a Participant’s vested interest in the Participant’s prebreak Account balances and new Accounts will be established to record the Participant’s interest in the Plan for service after such five-year period.

(2) Vesting of Subsequent Account Balances.

(A) In the case of a Participant who, at the time of a Break in Service, does not have any vested right under Paragraph (a) above, Years of Service before such Break in Service shall not be taken into account unless such Participant returns to work for the Employer and completes one (1) Year of Service. Notwithstanding the foregoing, Years of Service before such Break in Service shall not be taken into account for purposes of determining a Participant’s vested interest in the Participant’s postbreak Accounts if the number of consecutive one-year Breaks in Service equals or exceeds five (5) years or the aggregate number of Years of Service before such Break in Service, whichever is greater.

(B) If a Participant had any degree of vested interest at the time of the Participant’s Break in Service, such Participant shall participate retroactively to the Participant’s reemployment date for purposes of determining a Participant’s vested interest in the Participant’s postbreak Account balances. Upon resuming participation, such Participant’s Years of Service shall include all Years of Service prior to the Break in Service.

(c) Forfeitures.

Forfeitures shall be charged first against a Participant’s Other Investments Account, second against Company Stock which was not acquired with the proceeds of a Securities Acquisition Loan, and third against Company Stock acquired with a Securities Acquisition Loan. If a portion of a Participant’s Account is to be forfeited and interests in more than one class of Employer Securities have been allocated to a Participant’s Account, the Participant shall forfeit the same percentage of each such class. The disposition of such Forfeitures shall be as follows:

(1) If a Participant has incurred five consecutive one-year Breaks in Service and has not received a “cash-out distribution” (as defined below), the nonvested balance of the Participant’s Accounts shall be allocated as a Forfeiture as soon as possible after the close of the Plan Year in which the Participant incurs a five-year Break in Service.

(2) If a Participant who is not one hundred percent (100%) vested receives a distribution of a Plan Benefit, which is not a “cash-out distribution” (as defined below), prior to the occurrence of a five-year Break in Service, and such Participant returns to work for the Employer, the portion of the Participant’s Accounts which was not vested shall be maintained separately (from any additional contributions to this Plan) until such Participant becomes one hundred percent (100%) vested. Such Participant’s vested and nonforfeitable percentage in such separate Accounts upon any subsequent termination of service shall be equal to:

    X—Y

100%—Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination. Separate Accounts shall share in the allocation of Trust income or loss on every Anniversary Date prior to Forfeiture, but such accounts shall not share in allocation of Trust income or loss on the Anniversary Date on which they are forfeited.

(3) If a Participant receives a “cash-out distribution” (as defined below), such Participant shall incur a Forfeiture immediately upon receipt of the “cash-out distribution.” The nonvested balance of the Participant’s Accounts shall be allocated as a Forfeiture as of the Anniversary Date coinciding with or following the date such Participant incurred a one-year Break in Service or received the cash-out distribution, whichever is later.

(d) Cash-Out Distribution.

If a partially vested Participant receives a cash-out distribution, the cash-out distribution will result in a Forfeiture of the nonvested portion of the Participant’s Accounts. A “cash-out distribution” is a distribution of the entire vested portion of a Participant’s Accounts that is made before the Participant incurs five (5) consecutive one-year Breaks in Service.

If any former Participant shall be reemployed by the Employer before five (5) consecutive one-year Breaks in Service, and such former Participant had received a cash-out distribution prior to reemployment, the forfeited portion of such Participant’s Accounts shall be reinstated only if the Participant repays the full amount distributed to such Participant. Such repayment must be made by the former Participant before the Participant incurs five (5) consecutive one-year Breaks in Service following the date of distribution and before the five-year anniversary of his reemployment date. In the event the former Participant does repay the full amount distributed to such Participant, the undistributed portion of the Participant’s Accounts must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date preceding the Participant’s termination. Restoration of a Participant’s Accounts shall include restoration of all Code Section 411(d)(6) protected benefits with respect to such restored amounts.

If the Participant repays the amount distributed to such Participant within the required time period, the Committee shall restore the forfeited portion of the Participant’s Accounts as of the Anniversary Date coinciding with or following the repayment. Such amount shall be restored, to the extent necessary, in the following manner:

(A) first from current-year Forfeitures;

(B) second from current-year Trust earnings; and

(C) third from current-year Contributions.

To the extent the amounts described in clauses (A), (B) and (C) are insufficient to enable the Committee to make the required restoration, the Employer must contribute the additional amount necessary to enable the Committee to make the required restoration.

A terminated Participant who is zero percent (0%) vested shall be deemed to have received a cash-out distribution as of the day on which the Participant separates from service with the Employer. For purposes of applying the restoration provisions of this Paragraph, the Committee will treat a zero percent (0%) vested Participant as repaying the Participant’s cash-out distribution on the first day of reemployment with the Employer.

Section 14. DISTRIBUTION OF PLAN BENEFIT.

(a) Death, Disability or Retirement.

In the event of death, Disability or Retirement, subject to Subsection 14(e), distribution of a Participant’s Plan Benefit shall be made in a lump sum, as soon as administratively feasible, during the Plan Year which follows the close of the Plan Year in which such event occurs.

(b) Other Termination of Participation.

In the event a Participant terminates employment for reasons other than death, Disability or Retirement, subject to Subsection 14(e), the Participant’s vested Plan Benefit will be distributed in a lump sum, as soon as administratively feasible, during the Plan Year which follows the close of the Plan Year in which the Participant separated from service.

Notwithstanding the other provisions of this Section 14(b), the Plan shall not be required to distribute any Employer Securities acquired with the proceeds of a Securities Acquisition Loan until the close of the Plan Year in which such Securities Acquisition Loan has been repaid in full.

(c) Death Prior to Distribution.

If a Participant dies before distribution of the Participant’s Plan Benefit has commenced, such Participant’s entire Plan Benefit shall be distributed in accordance with Subsection 15(b) within five (5) years of the date of the Participant’s death.

If a Participant dies after the distribution of the Plan Benefit has commenced, the remaining portion of the Plan Benefit shall be distributed (in accordance with Subsection 15(b)) at least as rapidly as under the method being used at the date of the Participant’s death.

(d) Valuation Date.

All Accounts, other than the Company Stock Accounts, shall be valued as of the appropriate Valuation Date, as defined in Section 2 of the Plan. The Trustee may carry out other valuations from time to time as necessary. The valuation of the Company Stock Accounts shall be valued as of a date coinciding with or immediately preceding the date of actual distribution of such Company Stock Accounts. Valuation of Company Stock contributed to or purchased by the Plan shall be determined the responsibility of the Trustee and shall be made pursuant to the terms of the Trust Agreement.

(e) Consent and Notice Requirements.

If the value of the Plan Benefit exceeds five thousand dollars ($5,000) at the time of the distribution, any distribution prior to the later of age sixty-two (62) or the Participant’s Normal Retirement Date may be made only with the written consent of the Participant. For all distributions made after December 31, 2001, with respect to all Participants, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the Plan Benefit, if any, attributable to any rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. The Committee shall provide the Participant with a written notice which explains the provision of Section 411(a)(11), not less than thirty (30) days nor more than ninety (90) days before the distribution date. If the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

Failure of a Participant to consent to an immediate distribution within the applicable time limit may be treated by the Employer as an election by the Participant to defer benefits to the later of age sixty-two (62) or the Normal Retirement Date of the Participant.

(f) Required Commencement of Benefit Distribution.

(1) Distribution of a Participant’s Plan Benefit shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following the latest of (1) the Participant’s Retirement, (2) the tenth (10th) anniversary of the date the Participant became a Participant, or (3) the Participant’s separation from service.

If the amount of a Participant’s Plan Benefit cannot be determined by the Committee by the date on which a distribution is to commence, or the Participant cannot be located, distribution of the Participant’s Plan Benefit shall commence within sixty (60) days after the date on which the Participant’s Plan Benefit can be determined or after the date on which the Committee locates the Participant.

(2) The distribution of the Plan Benefit of any Participant who attains age seventy and one-half (70 1/2) in a calendar year shall commence not later than April 1 of the next calendar year (even if the Participant has not terminated). Effective for all Plan Years beginning on or after January 1, 1998, except in the case of a five percent (5%) owner (as defined in Section 416(i)(1)(B)(i) of the Code), distributions shall commence in accordance with Subsection 14(f)(2) unless the Participant elects otherwise. In the event a Participant elects not to receive the distributions, or in the case of a Participant (other than a five percent (5%) owner) who has begun receiving distributions in accordance with this Subsection who elects to cease receiving such distributions, the distributions shall commence (or recommence) no later than April 1 of the calendar year following the calendar year in which the Participant separates from service with the Employer. All distributions made under this Subsection 14(f)(2) shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

Notwithstanding the foregoing, effective for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, all distributions made under this Subsection 14(f) shall be determined and made in accordance with the final and temporary regulations under 401(a)(9), pursuant to Rev. Proc. 2002-29.

(g) Undistributed Accounts.

Any part of a Participant’s Company Stock Account and Other Investments Account which is retained in the Trust after the Anniversary Date coinciding with or immediately following the date on which the Participant terminates employment shall, as soon as possible after such Anniversary Date, be segregated and invested, pursuant to Section 7 of the Plan, in assets of the Trust other than Company Stock. However, except in the case of reemployment (as provided for in Section 4), none of the Participant’s Accounts will be credited with any further Employer Contributions, Forfeitures, dividends on Company Stock or gain on the sale of unallocated shares of Company Stock. The undistributed Account under this Subsection is for reporting purposes only. The Participant’s undistributed Account will be treated as an Other Investments Account, except that such Account will not invest in the Plan’s Company Stock fund. For purposes of Sections 6, 7, 11, 14 and 15 of the Plan, the undistributed Account shall be treated as if it were an Other Investments Account.

(h) Optional Direct Transfer of Eligible Rollover Distributions.

A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(i) Lien on Distribution.

Notwithstanding anything to the contrary herein, if, at the time of distribution, a Participant is indebted to the Trust, or has retained in his or her possession money or property which properly belongs to the Trust, the Trust shall have a lien on such distribution pending the resolution of such ownership rights. The Trustee may exercise such lien either by directing the Company secretary to withhold any stock transfer of title, or by withholding distribution of any stock or the value of any stock or other assets, pending resolution of such ownership rights. Notwithstanding the foregoing, Plan Benefits under this Plan may not be assigned or alienated except to the extent allowable under Code Sections 401(a)(13) and 414(p).

(j) Automatic Rollovers.

Any distribution in excess of $1,000 may be made by transferring the amount to be distributed to an individual retirement plan designated by the Committee, unless the Participant or Beneficiary entitled to receive the distribution elects (1) to receive the distribution directly, or (2) to have the distribution paid directly to another Eligible Retirement Plan as described in Section 10 of the Plan. The requirement of this paragraph shall not be effective until the effective date of regulations issued by the Department of Labor with respect to the requirements of the Committee’s selection of individual retirement plans.

Section 15. HOW PLAN BENEFIT WILL BE DISTRIBUTED.

(a) Form of Distribution.

Subject to a Participant’s right to demand distribution of such Participant’s Company Stock Account and Other Investments Account entirely in the form of Employer Securities, the Trustee may, after consultation with the Company, distribute such Participant’s Plan Benefit entirely in cash or entirely in the form of Employer Securities, or a combination of cash and Employer Securities. Distributions made in the form of Employer Securities shall be made in the form of whole shares of Employer Securities with the value of any fractional shares paid in cash. For shares of Employer Securities acquired after December 31, 1986, the Plan shall not be required to distribute any Employer Securities to the extent that the Participants or Beneficiaries have elected to have their Company Stock Account diversified under the provisions of Section 17(a) hereof.

(b) Beneficiaries.

(1) Designation.

Distribution will be made to the Participant if living, and if not, to the Participant’s Beneficiary. A Participant may designate a Beneficiary upon becoming a Participant and may change such designation at any time by filing a written designation with the Committee. Notwithstanding anything in this Section 15 to the contrary, if a Participant is married, a Participant shall not designate anyone other than the Participant’s spouse as primary Beneficiary of the Participant’s Plan Benefit unless such spouse consents in writing to such designation, such spouse acknowledges the effect of such election, and such writing is witnessed by a Plan representative or notary public and filed with the Committee.

(2) Absence of Valid Designation.

If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of a Beneficiary on file with the Committee or the benefit is not claimed by any Beneficiary within a reasonable period of time after the death of the Participant, the benefit shall be paid to the Participant’s surviving spouse. If the Participant is not married or if the Participant’s spouse does not survive the Participant, the benefit shall be paid to the Participant’s estate.

(c) Location of Participant or Beneficiary Unknown .

If a Participant who is entitled to a distribution cannot be located and the Committee has made reasonable efforts to locate the Participant, the Participant’s interest shall be forfeited and treated as a Forfeiture in accordance with Section 13 at the time specified below. The Committee will be deemed to have made reasonable efforts to locate the Participant if the Committee is unable to locate the Participant (or, in the case of a deceased Participant, his or her Beneficiary) after having made two successive certified or similar mailings to the last address on file with the Committee and after the Committee has used the IRS Letter Forwarding Program. The Participant’s Account(s) shall be forfeited as of the last day of the Plan Year in which occurs the close of the 12 calendar month period following the later of the two successive mailings. If the Participant or Beneficiary makes a written claim for the Account(s) subsequent to the forfeiture, the Employer shall cause the Account(s) to be reinstated, first from current year Forfeitures, if any, and then from an additional Employer Contribution.

Section 16. RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK.

(a) “Put” Option.

For so long as the Company’s shares are readily tradable on an established market, the Company shall not be required to provide the Participant or Beneficiary with an option to put the shares to the Company, in accordance with Section 409(h) of the Code.

(b) Right of First Refusal.

For so long as the Company’s shares are readily tradable on an established market, shares of Company Stock distributed by the Trustee shall not be subject to a right of first refusal, until such time as such shares are no longer readily tradable on an established market.

(c) Other Options.

No Employer Securities acquired by this Plan with the proceeds of a Securities Acquisition Loan may be subject to a put, call, buy-sell or similar arrangement while held by or when distributed from the Plan.

Section 17. SPECIAL PROVISIONS.

(a) Diversification of Investments.

Within ninety (90) days after the close of each Plan Year in the Qualified Election Period, each Qualified Participant shall be permitted to direct the Plan as to the investment of not more than twenty-five percent (25%) of the shares of Employer Securities allocated to the Participant’s Company Stock Account attributable to Employer Securities which were acquired by the Plan after December 31, 1986, (including shares that the Qualified Participant previously elected to diversify pursuant to this Subsection), less the number of shares previously diversified pursuant to such Participant’s election under this Subsection. In the case of the sixth (6th) year of the Qualified Election Period, the preceding sentence shall be applied by substituting “fifty percent (50%)” for “twenty—five percent (25%).” The Participant’s direction shall be completed no later than ninety (90) days after the close of the ninety (90) day election period.

The Committee shall offer at least three investment options (not inconsistent with regulations prescribed by the Internal Revenue Service) to each Participant who makes an election under this Subsection.

In lieu of offering such investment options, the Committee may direct that all amounts subject to Participant elections under this Subsection be distributed to Qualified Participants. All such distributions shall be distributed within ninety (90) days after the close of the ninety (90) day election period and shall be made in cash.

In lieu of receiving a distribution under this Subsection, a Qualified Participant may direct the Plan to transfer the distribution to another qualified plan of the Company which accepts such transfers, provided that such plan permits employee-directed investments and does not invest in Employer Securities to a substantial degree. Such transfer shall be made within ninety (90) days after the close of the ninety (90) day election period.

(b) Cash Dividends.

Cash dividends, if any, on shares of Company Stock allocated to Participants’ Accounts may be accumulated in the Trust or may be paid to Participants currently as determined in the sole discretion of the Company, exercised in a uniform and nondiscriminatory manner. Provided that the Plan is primarily invested in Employer Securities, it is intended that the Company shall be allowed a deduction with respect to any dividends paid on allocated shares of Company Stock of any class held by the Plan on the record date to the extent such dividends are paid in cash directly to the Participants, or their Beneficiaries, or are paid to the Plan and are distributed from the Plan to the Participants or their Beneficiaries not later than ninety (90) days after the close of the Plan Year in which paid; provided, however, that the Company shall not be required to pay or distribute any dividends with respect to the nonvested portion of the Company Stock Account of a Participant who has terminated employment prior to the date such dividends are paid directly to Participants, or are distributed from the Plan to the Participants. Provided that the Plan is primarily invested in Employer Securities, it is also intended that the Company shall be allowed a deduction for any dividends used to make payments on a Securities Acquisition Loan the proceeds of which were used to acquire the Employer Securities (whether or not allocated) with respect to which the dividend is paid, provided that in the case of dividends paid on allocated shares, Employer Securities in an amount equal to such dividends are allocated to such Participants for the year in which such dividends would otherwise have been allocated to such Participants. The Company shall be allowed a deduction for dividends paid only in the taxable year of the Company in which the dividend is either paid to a Participant or Beneficiary or held to make payments on a Securities Acquisition Loan.

Shares of Employer Securities released from the Suspense Account (as provided in Section 7(b) of the Plan) by reason of the payment of principal and interest on a Securities Acquisition Loan with cash dividends paid to the Trust, shall be allocated in accordance with Subsection 11(a)(3) of the Plan.

(c) In-Service Distributions.

At the request of a Participant who is then one hundred percent (100%) vested in his or her Plan Benefit, the Committee shall direct the Trustee to distribute to the Participant an in-service distribution not to exceed one hundred percent (100%) of the Participant’s accumulated Plan Benefit as then estimated by the Committee, for reason of hardship constituting immediate and heavy financial need, as provided herein.

The Committee, in its sole discretion, exercised in a uniform and nondiscriminatory manner, shall determine whether the Participant’s hardship constitutes immediate and heavy financial need, based on all relevant facts and circumstances. The following are financial needs considered immediate and heavy: medical expenses (within the meaning of section 213(d) of the Code) incurred by the Participant, the Participant’s spouse, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition and related educational fees for the next twelve (12) months of postsecondary education for the Participant, the Participant’s spouse, children, or dependents; or the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence. Notwithstanding the foregoing, a distribution will not be considered as necessary to satisfy an immediate and heavy financial need of the Participant unless (i) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer, and (ii) the distribution is not in excess of the amount of an immediate and heavy financial need.

If any in-service distribution is made, the Participant’s Plan Benefit when computed will be reduced by the amount of such advance.

Section 18. ADMINISTRATION.

(a) Named Fiduciaries for Administration of Plan and for Investment and Control of Plan Assets.

(1) Board of Directors.

In addition to its powers as settler to amend or terminate the Plan, as set forth in Section 19, the Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

(A) Making decisions with respect to the selection, retention or removal of the Trustee and the Committee.

(B) Periodically reviewing the performance of the Trustee, the members of the Committee, persons to whom duties have been allocated or delegated and any advisers appointed pursuant to paragraph (f)(1) below.

(C) Determining the form and amount of Employer Contributions.

The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.

(2) Plan Committee.

(A) General.

The Company is designated as the “Plan Administrator” within the meaning of Section 3(16) of ERISA and Section 414(g) of the Code. The Company delegates to the Committee the Company’s administrative duties associated with the Company’s role as Plan Administrator and authorizes the Committee to designate other persons, including Employees of the Company, to carry out its duties hereunder. Any such person shall become a fiduciary under the Plan to the extent that such delegated responsibilities are fiduciary in nature. The members of the Committee shall be appointed by the Board of Directors and shall serve, without compensation, until such time as they resign, die or become incapable of exercising their duties or are removed by the Board of Directors. All members of the Committee are designated as agents of the Plan for purposes of service of legal process. The Company shall certify to the Trustee the names and specimen signatures of the members of the Committee. Any member may resign at any time by submitting an appropriate written instrument to the Company, and while any vacancy exists, the remaining members of the Committee may perform any act which the Committee is authorized to perform. Any vacancy on the Committee shall be filled by appointment by the Board of Directors. All decisions required to be made by the Committee involving the interpretation, application and administration of the Plan shall be resolved by action of the Committee either at a meeting or in a unanimous writing without a meeting.

(B) Duties and Responsibilities.

The Committee shall have the following duties and responsibilities in connection with the administration of the Plan:

(i) Establishing and implementing a funding policy as described in Paragraph (c) below.

(ii) Determining the eligibility of Employees for participation in the Plan.

(iii) Determining the eligibility of Employees for benefits provided by the Plan including such duties and responsibilities as are necessary and appropriate under the Plan’s claims procedures.

(iv) Communicating with Participants and other persons.

(v) Interpreting and construing the terms of the Plan and Trust Agreement.

(vi) Instructing the Trustee as to the allocation of Trust assets (including Contributions and Forfeitures) and the distribution of Plan Benefits.

The Committee may establish rules and regulations and may take any other necessary or proper action to carry out its duties and responsibilities. Notwithstanding the foregoing provisions, the Trustee shall have the primary responsibility for the withholding of income taxes from Plan distributions, for the payment of withheld income taxes on Plan distributions to the Internal Revenue Service. Compliance with record keeping and reporting requirements of ERISA shall be the primary responsibility of the Company.

The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties including, but not limited to, the Company and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by the Employer or anyone acting on behalf of the Employer.

(C) Allocation and Delegation of Responsibilities.

The Committee may, by written resolution, allocate its administrative duties and responsibilities to one or more of its members or it may delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

(b) Investment of Plan Assets.

The Plan assets shall be invested and controlled pursuant to the provisions of Section 6 of the Plan and the provisions of the Trust.

(c) Funding Policy.

The funding policy of the Plan is to invest trust assets primarily in Company Stock over the life of the Plan. The Trustee shall, from time to time, establish such investment methods as may be necessary to accomplish this funding policy.

(d) Claims Procedures.

(1) Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. The Committee shall have full discretion to render a decision with respect to any claim. If a claim for benefits is wholly or partially denied by the Committee, then the Committee must provide notice of its denial to the claimant (a “Notice of Denial”), which shall be written in a manner calculated to be understood by the claimant and which shall set forth: (i) the specific reason or reasons for denial of the claim; (ii) a specific reference to the pertinent Plan provisions upon which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (iv) appropriate information regarding the steps to be taken if the claimant wishes to submit his or her claim for review.

(i) Disability Claims. If a claim is related to any distribution or rights to which a Participant or other claimant may be entitled in connection with the Participant’s termination of employment by reason of becoming disabled (“Disability Plan Benefits”) and the claim is wholly or partially denied by the Committee, then the Committee shall provide the Notice of Denial within a reasonable period of time, not to exceed 45 days after receipt of the claim. This period within which the Committee must provide a Notice of Denial may be extended twice, for up to 30 days per extension, provided that the Committee (i) determines that an extension is needed and beyond the control of the Plan, and (ii) notifies the claimant prior to the expiration of the initial 45-day period or of the first 30-day extension period. If the Committee shall fail to notify the claimant either that his or her claim for benefits has been granted or that it has been denied within the initial 45-day period or prior to the expiration of an extension, if applicable, then the claim shall be deemed to have been denied as of the last day of the applicable period, and the claimant then may request a review of his or her claim.

(ii) Other Claims. The Committee shall notify a claimant in writing of the denial of any claim not related to Disability Plan Benefits within a reasonable period of time, not to exceed 90 days after receipt of the claim. If the Committee shall fail to notify the claimant either that his or her claim has been granted or that it has been denied within 90 days after the claim is received by the Committee, then the claim shall be deemed to have been denied.

(2) Procedure for Review of a Denied Claim.

(i) Disability Claims. If a claim is denied, a claimant may file a written request with the Committee that it conduct a full and fair review of his or her claim, and the Committee then must make a determination with respect to its review of the denied claim. A claimant must file a written request for a review of a claim for Disability Plan Benefits with the Committee within 180 days after the receipt by the claimant of a Notice of Denial of his or her claim or within 180 days after the claim is deemed to have been denied. The Committee’s decision with respect to its review of the denied claim shall be rendered not later than 45 days after the receipt of the claimant’s request for a review, unless special circumstances require an extension of time for processing, in which case the 45-day period may be extended to 90 days if the Committee shall notify the claimant in writing within the initial 45-day period and shall state the reason for the extension.

(ii) Other Claims. A claimant must file a written request for a review of any claim not related to Disability Plan Benefits with the Committee within 60 days after the receipt by the claimant of a Notice of Denial of his or her claim or within 60 days after the claim is deemed to have been denied. The Committee’s decision with respect to its review of the denied claim shall be rendered not later than 60 days after the receipt of the claimant’s request for a review, unless special circumstances require an extension of time for processing, in which case the 60-day period may be extended to 120 days if the Committee shall notify the claimant in writing within the initial 60-day period and shall state the reason for the extension.

(3) Review of Documents. In connection with a claimant’s appeal of a denial of his or her benefits (including Disability Plan Benefits), the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall have full discretion to fully and fairly review the claim, and the Committee’s decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the claimant, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

(e) Qualified Domestic Relations Orders.

(1) In the case of any Domestic Relations Order received by the Plan, the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and of the Plan’s procedures for determining the qualified status of Domestic Relations Orders. Any Alternate Payee shall be permitted to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to such order. The amount that would be payable to the Alternate Payee shall be segregated in a segregated account as of the first day of the Plan Year during which the Domestic Relations Order is received by the Committee. Such segregated account shall continue to be treated in the same manner as the affected Accounts of the Participant, but will not be credited with any further Contributions or Forfeitures. If the order is determined to be a qualified order within the eighteen (18) month period described below, the segregated amount (including any interest or earnings thereon) shall continue to be treated as a segregated account in the name of the Alternate Payee. If the Committee determines that the order is not qualified, or if the Committee (or the appropriate court) is not able to resolve the issue within the eighteen (18) month period, the segregated amount (including any interest or earnings thereon) shall be restored to the Participant. For purposes of this Paragraph, the “eighteen (18) month period” shall mean the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order.

(2) In determining whether a Domestic Relations Order is qualified, the Committee shall follow the procedures set forth in Section 18(d) with respect to claims for Plan Benefits.

(3) A Domestic Relations Order will constitute a qualified Domestic Relations Order only if such order (i) does not require the Plan to provide any type or form of benefit (or any option) not otherwise provided under the Plan, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a qualified order. In addition, a Domestic Relations Order will constitute a qualified order only if such order clearly specifies (i) the name and last known mailing address of the Participant and of each Alternate Payee covered by the order, (ii) the amount or the percentage of a Participant’s Plan Benefit that is to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or the period to which such order applies, and (iv) each plan to which such order applies.

(4) In the case of any payment to an Alternate Payee before a Participant has separated from service, the Plan shall not be required to make any payment to an Alternate Payee prior to the date the Participant attains (or would have attained) the Earliest Retirement Age. For purposes of this Paragraph, the term “Earliest Retirement Age” means the earliest of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of the date the Participant attains age fifty (50) or the earliest date on which the Participant could begin receiving benefit if the Participant separated from service.

(f) General.

(1) The Board of Directors, the Committee or any person to whom duties and responsibilities have been allocated or delegated, may employ other persons for advice in connection with their respective responsibilities, including actuaries, plan consultants, investment advisers, attorneys and accountants.

(2) Any person may serve in more than one capacity with respect to the Plan.

(3) The Board of Directors, the Committee or any person to whom duties and responsibilities have been allocated or delegated shall be indemnified and held harmless by the Company from any expense or liability when and as incurred hereunder, unless determined by a court of competent jurisdiction to have been due to or arising from fraud, dishonesty, gross negligence, or misconduct of the Board of Directors, the Committee, or such person, as the case may be.

(4) The Board of Directors and the Committee shall have complete discretion in the interpretation of the Plan document with respect to the duties and responsibilities allocated to them under the terms of the Plan, with all power and discretion necessary to carry out any of their duties described herein.

The decisions of the Board of Directors and the Committee in matters within their jurisdiction shall be final, binding and conclusive upon each Employer, each Employee, Beneficiary and every other interested or concerned person or party.

Section 19. AMENDMENT AND TERMINATION.

(a) Amendment.

To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Agreement, the Company reserves the right to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Sections 401(a) and 4975(e)(7) of the Code or any successor or similar statute hereafter enacted. Any such amendment to the Plan or Trust must be adopted by resolution of the Company’s Board of Directors. However, no such amendment shall (1) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Company or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries, (2) deprive any Participant, former Participant or Beneficiary of any Plan Benefit already vested, except to the extent that such amendment may be necessary to permit the Plan or the Trust to qualify or continue to qualify as tax-exempt, (3) terminate the protections and rights described in Section 16, (4) alter, change or modify the duties, powers or liabilities of the Trustee hereunder without its written consent, or (5) with respect to any benefit previously accrued, eliminate or reduce any early retirement benefit or retirement type subsidy, or eliminate any optional form of benefit, except to the extent permitted by Section 411(d)(6) of the Code.

(b) Changes in the Code.

Any other provision of this Plan to the contrary notwithstanding, if any amendment to the Code requires that a conforming Plan amendment must be adopted effective as of a stated effective date in order for this Plan to continue to be a qualified plan, this Plan shall be operated in accordance with the requirement of such amendment to that law until the date when a conforming Plan amendment is adopted, or the date when a clear and unambiguous nonconforming Plan amendment is adopted, whichever occurs first.

(c) Termination, Partial Termination or Complete Discontinuance of Contributions.

Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless, the Company shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Company may in its sole discretion discontinue such contributions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for such discontinuance or termination. In the event of a termination (as defined in Treasury Regulation Section 1.401-6(b)(1)) or complete discontinuance of contribution, then the Accounts of all Participants affected by the termination or discontinuance of contributions will become nonforfeitable. In the event of a partial termination, the Accounts of all Participants affected by the partial termination will become nonforfeitable. After termination of the Plan, the Trust will be maintained until the Plan Benefits of all Participants have been distributed. Plan Benefits may be distributed following termination of the Plan or distributions may be deferred and distributed as provided in Section 14, as the Company shall determine. If Plan Benefits will be distributed after the Plan is terminated, the distribution may be delayed until IRS approval is received. In the event that Company Stock is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Plan Benefits will be distributed in cash.

(d) Determination by Internal Revenue Service.

Notwithstanding any other provision of the Plan, if the Internal Revenue Service shall fail or refuse to issue a favorable written determination or ruling with respect to the continued qualification of the Plan and exemption of the Trust from tax under Section 501(a) of the Code, all Employer Contributions under Section 401(a), together with any income received or accrued thereon less any benefits or expenses paid shall, upon the written direction of the Company, be deemed held by the Trustee under the Employee Stock Ownership Plan as it existed prior to the adoption of this Plan and this Plan and the Trust shall terminate.

(e) Return of Employer’s Contribution.

Notwithstanding any other provision of the Plan, if a Contribution is conditioned on its deductibility and the deduction is disallowed or if a Contribution is made due to a mistake of fact, such Employer Contribution may be returned to the Employer if such Contribution is returned within one (1) year thereafter and if the amount returned does not exceed the excess of the actual Contribution over the amount which would have been contributed had there been no error in determining the deduction or mistake of fact. Earnings of the Plan attributable to the excess Contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

Section 20. MISCELLANEOUS.

(a) Participation by Affiliated Company.

(1) Any Affiliated Company presently existing or hereafter acquired may, with the consent of the Company, adopt the Plan and Trust and thereby enable its employees to participate herein.

(2) In the event any Participant is transferred to an Affiliated Company which is a participating Employer, such Participant shall continue to participate hereunder in the allocation of Employer Contributions and the Participant’s Accounts shall continue to vest in accordance with Section 13. Any Participant who is transferred to an Affiliated Company which is not a participating Employer shall be treated as a suspended Participant in accordance with Section 4(e).

(b) Limitation of Rights; Employment Relationship.

All Plan Benefits will be paid only from the Trust assets and neither the Company nor any Employer nor the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Nothing herein shall be construed to obligate any Employer to continue to employ any Employee.

(c) Merger; Transfer of Assets.

In no event shall this Plan be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other such plan, unless immediately after such merger, consolidation or transfer, each Participant’s benefits, determined as if the plan had terminated, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.

(d) Prohibition Against Assignment.

The Plan Benefits may not be assigned or alienated; provided, however, that a qualified Domestic Relations Order shall not be construed as an assignment or alienation. Except for indebtedness to the Trust and orders to make payments or assign benefits to a spouse, former spouse, child or other dependent under a qualified Domestic Relations Order, neither the Company nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participants or Beneficiaries of all or part of their interest hereunder, and such interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment and/or executions and other legal or equitable process or proceedings against such Participants or Beneficiaries to the fullest extent which may be permitted by law. Notwithstanding anything in Subsection 20(d) to the contrary, in accordance with the provisions of Code Section 401(a)(13) as amended by the Taxpayer Relief Act of 1997, Plan Benefits may be reduced to satisfy a Participant’s liability to the Plan due to the Participant’s conviction of a crime involving the Plan, a judgement, consent order, or decree in an action for violation of fiduciary standards; or a settlement involving the Department of Labor or the Pension Benefits Guarantee Corporation.

(e) Applicable Law; Severability.

The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and to the extent not superseded by federal law, in accordance with the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employee stock ownership plan within the meaning of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 21. TOP-HEAVY RULES.

(a) Purpose and Effect.

The purpose of this Section 21 is to comply with the requirements of Section 416 of the Code. The provisions of this Section 21 are effective for each Plan Year beginning on or after the Effective Date in which the Plan is a “Top-Heavy Plan” within the meaning of Section 416(g) of the Code.

(b) Top-Heavy Plan.

In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the “Determination Date” (that is, the last day of the preceding Plan Year), the sum of the amounts in paragraphs (i), (ii) and (iii) below for Key Employees exceeds sixty percent of the sum of such amounts for all Employees who are covered by this Plan or by a defined contribution plan or defined benefit plan that is aggregated with this Plan in accordance with Section 21(d):

(i)	The aggregate Account balances of Participants under this Plan.

(ii)	The aggregate Account balances of Participants under any other defined contribution plan included under Section 21(d).

(iii)	The present value of the cumulative accrued benefits of Participants calculated under any defined benefit plan included in Section 21(d).

In making the foregoing determination: (i) a Participant’s Account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the Participant during the 5-year period (or, for Plan Years commencing after 2001, the 1-year period, except with respect to in-service distributions, for which the 5-year period shall continue to apply) ending on the Determination Date, including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group, (ii) the Account balances or cumulative accrued benefits of a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded, (iii) the Account balances or cumulative accrued benefits of a Beneficiary of a Participant shall be considered Accounts or accrued benefits of the Participant, (iv) the Account balances or cumulative accrued benefits of a Participant who has not performed services for an Employer or an Affiliated Company at any time during the 5-year period (or, for Plan Years commencing after 2001, the 1-year period) ending on the Determination Date shall be disregarded and (v) any rollover contribution (or similar transfer) from a plan maintained by a corporation other than an Employer under this Plan initiated by a Participant shall not be taken into account as part of the Participant’s aggregate Account balances under this Plan.

(c) Key Employee.

In general, a “Key Employee” is an Employee (or a former or deceased Employee) who, at any time during the Plan Year (or, for Plan Years commencing before 2002, for any of the 4 preceding Plan Years), is or was:

(i)	for Plan Years commencing before 2002, an officer of an Employer having annual compensation greater than fifty percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; for Plan Years commencing after 2001, an officer of the Employer having annual compensation greater than $130,000, as adjusted from time to time by the Internal Revenue Service; provided that, for purposes of this paragraph, no more than fifty Employees of the Employer (or, if lesser, the greater of three Employees or ten percent of the Employees) shall be treated as officers;

(ii)	for Plan Years commencing before 2002, one of the ten Employees who have annual compensation from an Employer of more than the limitation in effect under Code Section 415(c)(1)(A) (the defined contribution maximum) for that year and owning or considered as owning, within the meaning of Section 318 of the Code, the largest interests in the Employer; provided that if two Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest;

(iii)	a five percent or greater owner of an Employer; or

(iv)	a one percent or greater owner of an Employer having annual compensation from the Employer of more than $150,000 (as adjusted by the Internal Revenue Service).

For purposes of this Section 21, the term “compensation” means compensation as defined by Code Section 414(q)(7).

(d) Aggregated Plans.

Each other defined contribution plan and defined benefit plan maintained by an Employer that covers a Key Employee as a Participant or that is maintained by an Employer in order for a plan covering a Key Employee to satisfy Section 401(a)(4) or 410 of the Code shall be aggregated with this Plan in determining whether this Plan is top-heavy. In addition, any other defined contribution or defined benefit plan of an Employer may be included if all such plans that are included, when aggregated, will not discriminate in favor of officers, shareholders or Highly Compensated Employees and will satisfy all of the applicable requirements of Sections 401(a)(4) and 410 of the Code.

(e) Minimum Vesting.

For any Plan Year in which the Plan is a Top-Heavy Plan, the vested percentage of a Participant’s Accounts shall not be less than the percentage determined under the following table:

Years of Service	Vested Percentage
Less than 2	0
2	20
3	40
4	60
5	80
6 or more	100

If the foregoing provisions of this Section 21(e) become effective, and the Plan subsequently ceases to be a Top-Heavy Plan, the Participant’s vested Accounts shall not be reduced, and each Participant who has then completed three or more Years of Service may elect to continue to have the vested percentage of such Participant’s Accounts determined under the provisions of this Section.

(f) Minimum Employer Contribution.

Subject to the following provisions of this Section and Section 21(g), for any Plan Year in which the Plan is a Top-Heavy Plan, the Employer Contribution credited to each Participant who is not a Key Employee shall not be less than 3 percent of such Participant’s compensation from the Employers for that year. In no event, however, shall the total Employer Contribution credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s compensation from the Employers) be required to exceed the maximum total Employer Contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s compensation from the Employers). Contributions made by an Employer under the Plan pursuant to Participants’ income deferral authorizations shall not be deemed Employer Contributions for purposes of this Section. For Plan Years commencing after 2001, employer matching contributions (as defined in Code Section 401(m)(4)(A)) shall be taken into account for purposes of this paragraph. The amount of minimum Employer Contribution otherwise required to be allocated to any Participant for any Plan Year under this Section shall be reduced by the amount of Employer Contributions allocated to such Participant for a Plan Year ending with or within that Plan Year under any other tax-qualified defined contribution plan maintained by an Employer.

(g) Coordination of Benefits.

For any Plan Year in which the Plan is top-heavy, in the case of a Participant who is a non-Key Employee and who is a Participant in a top-heavy tax-qualified defined benefit plan that is maintained by an Employer and that is subject to Section 416 of the Code, Section 21(f) shall not apply, and the minimum benefit to be provided to each such Participant in accordance with this Section 21 and Section 416(c) of the Code shall be the minimum annual retirement benefit to which such Participant is entitled under such defined benefit plan in accordance with such Section 416(c), reduced by the amount of annual retirement benefit purchasable with such Participant’s Accounts (or portions thereof) attributable to Employer Contributions under this Plan and any other tax-qualified defined contribution plan maintained by an Employer.

Section 22. EXECUTION.

To record the adoption of this amended and restated Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 22nd day of October, 2003.

McGRATH RENTCORP

(SEAL)	By:	/s/ Dennis C. Kakures
Dennis C. Kakures, President